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MINNESOTA MUTUAL LIFE                                           ENDORSEMENT

We have made the following contract changes. They will take effect on the Effective Date of your contract, or, if later, on July 1, 1986. These changes are now part of your contract.

CONTRACT CHARGES
--------------------------------------------------------------------------------

WHAT CHARGES MAY BE MADE UNDER THIS CONTRACT?
A deferred sales charge may be made. Also, there are certain charges which are made directly to the separate account.

IS THERE AN ADMINISTRATIVE CHARGE?
No. Beginning July 1, 1986, there will be no deduction under the contract for administrative charges.

ANNUITY PROVISIONS
--------------------------------------------------------------------------------

WHAT VALUE IS AVAILABLE TO BE APPLIED TO PROVIDE ANNUITY PAYMENTS?
On the date annuity payments are to begin, we will apply either the accumulation value or the surrender value.

The accumulation value will be applied to provide annuity payments, if:
(1) the annuity payment option selected provides for payments expected to
    continue for a period    of at least five years.

If this condition is not met, the surrender value, not the accumulation value, will be applied to provide the annuity payment form selected.


/s/ Robert J. Hasling                                    /s/ Coleman Bloomfield
Secretary                      Registrar                 President


86-9135

MINNESOTA MUTUAL LIFE                                      ENDORSEMENT
                                                           (MULTI-OPTION)

We have made the following contract changes. They will take effect on the Effective Date of your contract, or, if later, on July 1, 1986. These changes are now part of your contract.

CONTRACT CHARGES
--------------------------------------------------------------------------------

WHAT CHARGES MAY BE MADE UNDER THIS CONTRACT?
A deferred sales charge may be made. Also, there are certain charges which are made directly to the separate account.

IS THERE AN ADMINISTRATIVE CHARGE?
No. Beginning July 1, 1986, there will be no deduction under the contract for administrative charges.

WITHDRAWAL AND SURRENDER
--------------------------------------------------------------------------------

WHAT VALUE IS AVAILABLE TO BE APPLIED TO PROVIDE ANNUITY PAYMENTS?
On the date annuity payments are to begin, we will apply either the accumulation value or the surrender value.

The accumulation value will be applied to provide annuity payments, if:
(1) the annuity payment option selected provides for payments expected to continue for a period of at least five years.

If this condition is not met, the surrender value, not the accumulation value, will be applied to provide the annuity payment form selected.

/s/ Robert J. Hasling                                    /s/ Coleman Bloomfield
Secretary                       Registrar                President


86-9135